Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of April 1, 2026, by and among NextNRG, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and Leviston Resources, LLC, a limited liability company organized under the laws of the State of Delaware (the “Purchaser”).

Recital

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act;

B. The Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, upon the terms and conditions set forth in this Agreement, a Senior Secured Convertible Promissory Note of the Company, in the principal amount of One Million, Seven Hundred Twenty Four Thousand, Four Hundred Forty Four Dollars ($1,724,444) (the “Principal Amount,”) and together with any note(s) issued in replacement thereof, thereon or otherwise with respect thereto in accordance with the terms thereof, in the form attached hereto as Exhibit A (the “Note” and collectively with this Agreement, and the other related ancillary documents and agreements executed in connection thereto, the “Transaction Documents”), upon the terms and subject to the limitations and conditions set forth in such Note;

C. The Note carries an original issue discount of One Hundred Seventy Two Thousand, Four Hundred Forty Four Dollars ($172,444) (the “OID”), which is included in the principal balance of the Note. Thus, the purchase price of the Note shall be One Million, Five Hundred Fifty Two Thousand Dollars ($1,552,000), computed by subtracting the OID from the Principal Amount.

D. Company wishes to issue to the Purchaser, as additional consideration for the purchase of the Note, Two Hundred Forty Three Thousand, Three Hundred (243,300) shares of the Company’s Common Stock (the “Equity Interest”).

Agreement

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

1.	Closing

1.1 Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Note and the Equity Interest, pursuant to this Agreement (the “Closing Date”) shall be 4:00 PM, Eastern Time on the date first written above, or such other mutually agreed upon time.

1.2 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties (including via exchange of electronic signatures).

1.3 Delivery. At the Closing, the Company and the Purchaser shall execute and deliver the Note and the other Transaction Documents contemplated by this Agreement. Subject to the satisfaction or written waiver of the conditions set forth in Sections 6 and 7, the Purchaser shall, promptly following the Closing, deliver to the Company the purchase price for the Note, in immediately available funds, in the amount set forth in the Note (the “Consideration”).

2.	Representations and Warranties of the Company

Except as set forth in the corresponding section of the Disclosure Schedule delivered to the Purchaser concurrently herewith and attached hereto as Schedule I (the “Disclosure Schedule”) or as disclosed in the Disclosure Materials (as defined below), the Company, its Subsidiaries, Officers, Directors, and Affiliates, hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Purchaser:

2.1 Organization, Good Standing and Qualification. The Company and each of its Subsidiaries (as defined below) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

2.2 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, and to issue the Note and the Equity Interest, and to enter into the security and pledge agreement of even date herewith (the “Security and Pledge Agreement”) attached hereto as Exhibit B, and to enter into the other Transaction Documents and to carry out and perform its obligations under the terms of the Transaction Documents.

2.3 Subsidiaries and Affiliates. Section 3.3 of the Disclosure Schedule sets forth a true and correct description of all of the Company’s Subsidiaries and Affiliates and the capitalization (including options, warrants and other such equity), pro forma as of the date hereof reflecting all pending acquisitions. For purposes of this Agreement, the term “Subsidiary” means, with respect to the Company, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of its Affiliates and the term “Affiliate” means, as to any person (the “Subject Person”), any other person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the Subject Person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, through representation on such person’s board of directors or other management committee or group, by contract or otherwise. All references contained herein to the terms Subsidiary or Affiliate, shall be applicable to all Subsidiaries and Affiliates whether they existed as of the date hereof or were created, acquired, or otherwise came to be included in the foregoing terms subsequent to the date hereof.

2.4 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization of the Transaction Documents and the execution, delivery and performance of all obligations of the Company under the Transaction Documents, including, but not limited to, the issuance and delivery of the Note and the Equity Interest, the issuance and delivery of the Common Shares issuable upon conversion of the Note, and the reservation of the equity securities issuable upon conversion of the Note has been taken or will be taken prior to the issuance of such securities. The Common Shares issuable upon conversion of the Note and the shares of Common Stock reserved for issuance upon conversion of the Note (the “Reserved Amount”) are collectively referred to herein as the “Underlying Securities.” The Note, the Equity Interest, and the Underlying Securities are collectively referred to herein as the “Securities.” The Transaction Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Underlying Securities, when issued in compliance with the provisions of the Transaction Documents, will be, validly issued, fully paid and non-assessable and free of any liens, encumbrances, security interests or other adverse claim (a “Lien”) and issued in compliance with all applicable federal and securities laws.

2.5 Governmental Consents. Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) applicable Blue Sky filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of the Purchaser set forth herein, the Company has taken all action necessary to exempt: (i) the issuance and sale of the Note, (ii) the issuance of the Equity Interest, (iii) the issuance of the Underlying Securities upon due conversion of the Note, and (iv) the other transactions contemplated by the Transaction Documents from the provisions of any preemptive rights, stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws, or other organizational documentation, as the case may be, that is or could reasonably be expected to become applicable to the Purchaser as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Purchaser or the exercise of any right granted to the Purchaser pursuant to this Agreement or the other Transaction Documents.

2.6 Compliance with Laws. Neither Company nor any Subsidiary is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of Company and its Subsidiaries.

2.7 Compliance with Other Instruments. Neither Company nor any of its Subsidiaries is in violation or default of any term of its organizational documents, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a Material Adverse Effect on the Company. Except as set forth in Section 3.7 of the Disclosure Schedule or disclosed in SEC Reports (as defined herein), the execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any Lien upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, its business or operations or any of its assets or properties. The sale of the Note and the subsequent issuance of the Underlying Securities are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

2.8 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any person listed in the first paragraph of Rule 506(d)(1) of the Securities Act, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

2.9 Capitalization. Company has authorized shares as set forth in Section 3.9 of the Disclosure Schedule. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable securities laws. Except for the Equity Interests and the Underlying Securities or as otherwise listed in Section 3.9 of the Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional shares of common stock, or securities or rights convertible or exchangeable into shares of common stock. Except as set forth in Section 3.9 of the Disclosure Schedule, there are no price based anti-dilution or price adjustment provisions contained in any security issued by Company (or in any agreement providing rights to security holders) and the issue and sale of the Securities will not obligate Company to issue shares of common stock or other securities to any person (other than the Purchaser) and will not result in a right of any holder of Company’s securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as set forth in Section 3.9 of the Disclosure Schedule, neither the Company nor any Subsidiary is party to any outstanding agreement providing for issuance of equity or convertible securities at prices that vary with market price or are subject to reset/repricing (including equity lines or similar arrangements). Except as set forth in Section 3.9 of the Disclosure Schedule, Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

2.10 Regulatory Reports; Financial Statements. Except as set forth in Section 3.10 of the Disclosure Schedule, the Company has filed all reports and registration statements required to be filed by it under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedule to this Agreement, the “Disclosure Materials”). As of their respective dates, the Disclosure Materials complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the Disclosure Materials, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as indicated in Section 3.10 of the Disclosure Schedule or disclosed in SEC Reports (as defined herein), the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.11 Material Changes. Since the date of the latest financial statements, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock-based plans or agreements.

2.12 Litigation. Except as set forth in Section 3.12 of the Disclosure Schedule, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary, or any Executive or Officer of the company, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by governmental authority, or any litigation civil or otherwise, involving the Company or any current or former director or officer of the Company or its Subsidiaries.

2.13 Labor Relations. Neither Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations. Neither Company nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

2.14 Regulatory Permits. Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.15 Title to Assets. Except as set forth in Section 3.15 of the Disclosure Schedule, Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company and the Subsidiaries and Permitted Liens (as defined in the Security and Pledge Agreement). Any real property and facilities held under lease by Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which Company and the Subsidiaries are in compliance.

2.16 Taxes.

(a) Except as otherwise itemized in Section 3.16 of the Disclosure Schedule, Company and its Subsidiaries have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have a Material Adverse Effect; all such filed tax returns are accurate in all material respects; the Company has timely paid all taxes due and payable (whether or not shown on filed tax returns), except where the failure to so pay would not have a Material Adverse Effect; there are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid; the reserves for taxes, if any, reflected in the financial statements are adequate, and there are no Liens for taxes on any property or assets of the Company and any of its Subsidiaries (other than Liens for taxes not yet due and payable); there have been no audits or examinations of any tax returns by any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal (a “Governmental Body”), and the Company or its Subsidiaries have not received any notice that such audit or examination is pending or contemplated; no claim has been made by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction; to the knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns; and there are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.

(b) Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.

(c) The Company has made all necessary disclosures required by Treasury Regulation Section 1.6011-4. The Company has not been a participant in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(d) No payment or benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of the Company will fail to be deductible for federal income tax purposes under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

2.17 Patents and Trademarks. Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). To the extent the Company or any Subsidiary owns any Intellectual Property Rights, such Intellectual Property Rights are owned free and clear of all Liens other than Permitted Liens. To the Company’s knowledge, the Intellectual Property Rights used by Company or any Subsidiary do not infringe, misappropriate, or otherwise violate the intellectual property rights of any third party. Neither Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Company or any Subsidiary violates or infringes upon the rights of any Person, and there is no pending or, to the Company’s knowledge, threatened claim, action, or proceeding challenging the ownership, validity, or enforceability of any material Intellectual Property Rights owned by the Company or any of its Subsidiaries. All such Intellectual Property Rights are enforceable. Company and its Subsidiaries have taken reasonable steps to protect Company’s and its Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”). Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of Company’s or its Subsidiaries’ Confidential Information to any third party.

2.18 Environmental Matters. Neither Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

2.19 Insurance. Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Company and the Subsidiaries are engaged. Neither Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

2.20 Transactions with Affiliates and Employees. Except as disclosed in the Company’s financial statements or the Disclosure Materials, (i) none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of Company; (ii) there are no agreements or arrangements with officers, directors, Affiliates, or other related parties (including loans, guarantees, repayment or priority rights); and (iii) there are no side letters or other agreements modifying or supplementing the economic terms, priority, conversion mechanics, or repayment provisions of any outstanding debt or equity.

2.21 Brokers and Finders. Except as otherwise itemized in Section 3.21 of the Disclosure Schedule, no person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon Company, any Subsidiary or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

2.22 Questionable Payments. Neither Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other persons acting on behalf of Company or any Subsidiary, has on behalf of Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

2.23 Solvency. Neither Company nor any of its Subsidiaries have (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally. The Company is solvent and, immediately after giving effect to the transactions contemplated by the Transaction Documents, will be able to pay its debts as they become due and will have capital sufficient to carry on its business as presently conducted.

2.24 Foreign Corrupt Practices Act; Anti-Money Laundering; Sanctions. None of Company or any of its Subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly: (a) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by Company or any of its Subsidiaries (or made by any person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any legal requirement, or (d) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to Company or any of its Subsidiaries. The Company and its Subsidiaries are in compliance in all material respects with applicable anti-money laundering laws, including the USA PATRIOT Act, and applicable economic sanctions laws administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”). Neither the Company nor any Subsidiary is a person or entity that is, or is owned or controlled by persons or entities that are: (i) the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State, or any other applicable sanctions authority (collectively, “Sanctioned Persons”), nor, to the Company’s knowledge, is any director or executive officer of the Company or any Subsidiary a Sanctioned Person, and neither the Company nor any Subsidiary conducts business with or in any country or territory that is the subject of comprehensive sanctions administered by OFAC or other applicable sanctions authority (including, as of the date hereof, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, and Luhansk regions of Ukraine) (collectively, “Sanctioned Countries”).

2.25 Disclosures. Neither the Company nor any person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. The written materials delivered to the Purchaser in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

2.26 Transfer Agent. Company represents and warrants that it will not replace its transfer agents without Purchaser’s permission so long as the Note is outstanding. Company acknowledges that this is extremely material to the Note and the investment is made based on the assumption that this will not occur.

2.27 Shell Company Status. Set forth in Schedule 3.27 of the Disclosure Schedule is the Company’s representation as to its “Shell Company” status under Rule 144.

2.28 Notice of Material Changes. The Company agrees and acknowledges that so long as any obligations of the Company under any of the Transaction Documents shall exist, it shall be obligated to provide Notice to the Purchaser in the event of a material change to any representation or disclosure in any of the Transaction Documents, including but not limited to, the disclosures on the Disclosure Schedule, and failure to provide such notice shall be a breach of this Agreement and an Event of Default under Section 4.3 of the Note.

3.	Representations and Warranties of the Purchaser

3.1 Purchase for Own Account. The Purchaser represents that it is acquiring the Note for its own account.

3.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, the Purchaser hereby: (a) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Note, (b) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (c) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

3.3 Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Note involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Note for an indefinite period of time and to suffer a complete loss of its investment.

3.4 Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

3.5 Existence; Authorization. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, having full power and authority to own its properties and to carry on its business as conducted. The Purchaser has the requisite power and authority to deliver this Agreement, perform its obligations set forth herein, and consummate the transactions contemplated hereby. The Purchaser has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

3.6 No Regulatory Approval. The Purchaser understands that no state or federal authority has scrutinized this Agreement or the Note offered pursuant hereto, has made any finding or determination relating to the fairness for investment in the Note, or has recommended or endorsed the Note, and that the Note has not been registered or qualified under the Act or any state securities laws, in reliance upon exemptions from registration thereunder. The Note may not, in whole or in part, be resold, transferred, assigned or otherwise disposed of unless it is registered under the Act or an exemption from registration is available, and unless the proposed disposition is in compliance with the restrictions on transferability under federal and state securities laws.

3.7 Purchaser Received Independent Advice. The Purchaser confirms that the Purchaser has been advised to consult with the Purchaser’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing in the Company. The Purchaser acknowledges that Purchaser understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. The Purchaser acknowledges and agrees that the Company is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Purchaser by reason of the subscription.

3.8 Legends. The Purchaser understands that until such time as the Note, the Equity Interest, and the Underlying Securities have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop- transfer order may be placed against transfer of the certificates for such Securities):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE PURCHASER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

4.	Further Agreements; Post-Closing Covenants

4.1 Equity Interest. Upon the advance of the Consideration, Company shall issue to the Purchaser the Equity Interest.

4.2 Intentionally Omitted.

4.3 Use of Proceeds. Company agrees to use the proceeds of the transaction contemplated hereby solely as described in the Note.

4.4 Form D; Blue Sky Laws. Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. Company shall take such action as Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the initial closing.

4.5 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under the Note. Notwithstanding any provision to the contrary contained in the Note, it is expressly agreed and provided that the total liability of the Company under the Note for payments which under Delaware law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under Delaware law in the nature of interest that the Company may be obligated to pay under the Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Delaware law and applicable to the Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Note, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

4.6 Legal Counsel Opinions. Upon the request of the Purchaser from to time to time, Company shall be responsible (at its cost) for promptly supplying to Company’s transfer agent and the Purchaser a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that (i) the resale of the Equity Interest and the Underlying Securities by the Purchaser or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Equity Interest and the Underlying Securities are not then registered under the 1933 Act for resale pursuant to an effective registration statement), or (ii) the Equity Interest and the Underlying Securities have been registered under the 1933 Act pursuant to an effective registration statement and may be freely resold by the Purchaser or its affiliates, successors and assigns. Should Company’s legal counsel fail for any reason to issue the Legal Counsel Opinion, the Purchaser may (at Company’s cost) secure another legal counsel to issue the Legal Counsel Opinion, and Company will instruct its transfer agent to accept such opinion. Company shall not impede the removal by its stock transfer agent of the restricted legend from any common stock certificate upon receipt by the transfer agent of a Rule 144 Opinion Letter.

4.7 Listing. The Company will, so long as the Purchaser owns any of the Securities, maintain the listing, quoting, and trading of the Company’s Common Shares on the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT, and will comply in all respects with Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority, or FINRA, and such exchanges, as applicable, as well as with the SEC, and will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Company pursuant to the Exchange Act. Company shall promptly provide to the Purchaser copies of any notices it receives from any exchanges or electronic quotation systems on which the common stock is then traded regarding the continued eligibility of the common stock for listing on such exchanges and quotation systems.

4.8 Information and Observer Rights. Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Company pursuant to the Exchange Act. If Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and simultaneously make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144. Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. If the Company fails to remain a fully reporting company subject to the reporting requirements of the Exchange Act, or the Company fails to remain current in its reporting obligations or to provide currently publicly available information in accordance with Rule 144(c) and such failure extends for a period of more than fifteen Trading Days (the date which such fifteen Trading Day-period is exceeded, being referred to as “Event Date”), then in addition to any other rights the Purchaser may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the information failure is cured, Company shall pay to the Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to one percent (1%) of purchase price paid for the Securities held by the Purchaser at the Event Date. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an information failure (except in the case of the first Event Date).

4.9 Confidentiality. The Purchaser agrees that the it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) the terms and conditions of this Agreement or any confidential information obtained from the Company or from any agent, representative, broker, advisor or other person acting on behalf of the Company pursuant to the terms of this Agreement (including notice of Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section by the Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Purchaser by a third party not acting on behalf of the Company without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Securities from the Purchaser, if such prospective purchaser agrees to be bound by the provisions of this Section 5.10; (iii) to any existing or prospective affiliate, partner, member, stockholder, or wholly owned subsidiary of the Purchaser in the ordinary course of business, provided that the Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Purchaser notifies the Company within three (3) business days of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. The Company shall use commercially reasonable efforts to avoid providing the Purchaser with material non-public information, whether directly or indirectly through any agent, representative, broker, advisor or other person acting on behalf of the Company. In the event the Purchaser believes it has received material non-public information from the Company that would restrict the Purchaser’s ability to sell or otherwise transfer the Securities, the Purchaser may notify the Company in writing of such information (the “MNPI Notice”). Upon receipt of an MNPI Notice, the Company shall, within three (3) business days, either (x) publicly disclose such information in a manner that would cause such information to no longer constitute material non-public information, or (y) provide written notice to the Purchaser that the Company disputes that such information constitutes material non-public information and authorize the Purchaser to trade in the Securities notwithstanding possession of such information. If the Company fails to take either action within such three (3) business day period, the Purchaser shall have the right (but not the obligation) to publicly disclose such information, and the Company shall not assert any claim against the Purchaser arising from such disclosure.

4.10 Right of Participation. During the period beginning on the Closing Date, and ending on the later of (i) eighteen (18) months following the Closing Date or (ii) the date that the balance due under the Note is paid in full, in the event that the Company or any Subsidiary proposes to offer and sell its securities, whether in the form of debt, Equity Financing (defined below), or any other financing transaction (each a “Future Offering”), the Purchaser shall have the right, but not the obligation, to participate in the purchase of the securities being offered in such Future Offering up to an amount equal to one hundred percent (100%) of the maximum Principal Amount of the Note. For the avoidance of doubt, an “Equity Financing” shall mean Company’s or its Subsidiary’s sale of its common stock or any securities conferring the right to purchase Company’s or Subsidiary’s common stock or securities convertible into, or exchangeable for (with or without additional consideration), shares of the Company’s or Subsidiary’s common stock. In connection with each Participation Right, the Company shall provide written notice to the Purchaser of the terms and conditions of the Future Financing at least ten business days prior to the anticipated first closing of such Future Financing (the “FF Notice”). If the Purchaser shall elect to exercise its Participation Right, it shall notify Company, in writing, of such election at least five business days prior to the anticipated closing date set forth in the FF Notice (the “Participation Notice”). In the event the Purchaser does not return a Participation Notice to the Company within such five-business day period, then with respect to such FF Notice, the Participation Right granted hereunder shall terminate and be of no further force and effect; provided, however, that such Participation Right shall be reinstated if the anticipated closing referenced in the FF Notice does not occur within thirty business days of the anticipated first closing date specified in such FF notice.

4.11 Right of First Refusal. During the period beginning on the Closing Date, and ending on the later of (i) eighteen (18) months following the Closing Date or (ii) the date that the balance due under the Note is paid in full, in the event the Company or any Subsidiary has a bona fide offer of capital or financing from any third party that the Company or any Subsidiary intends to act upon, then the Company must first offer such opportunity to the Purchaser in writing, to provide such capital or financing to the Company or Subsidiary on the same terms as each respective third party’s terms. Should the Purchaser be unwilling or unable to provide such capital or financing to the Company or Subsidiary within 10 Trading Days from Purchaser’s receipt of written notice of the offer (the “Offer Notice”) from the Company, then the Company or Subsidiary may obtain such capital or financing from that respective third party upon the exact same terms and conditions offered by the Company to the Purchaser, which transaction must be completed within 60 days after the date of the Offer Notice. If the Company or Subsidiary does not receive the capital or financing from the respective 3rd party within 60 days after the date of the respective Offer Notice, then the Company must again offer the capital or financing opportunity to the Purchaser as described above, and the process detailed above shall be repeated.

4.12 Terms of Future Financings. So long as any obligations of the Company under the Transaction Documents are outstanding, upon any issuance of (or announcement of intent to effect an issuance of) any security, or amendment to (or announcement of intent to effect an amendment to) any security that was originally issued before the Issue Date, by the Company or any Subsidiary, with any term that the Purchaser reasonably believes is more favorable to the Purchaser of such security than to the Purchaser in the Transaction Documents, or with a term in favor of the Purchaser of such security that the Purchaser reasonably believes was not similarly provided to the Purchaser in the Transaction Documents, then (i) the Company shall notify the Purchaser of such additional or more favorable term within three (3) business days of the issuance and/or amendment (as applicable) of the respective security, and (ii) such term, at Purchaser’s option, shall become a part of the transaction documents with the Purchaser (regardless of whether the Company complied with the notification provision of this Section). The types of terms contained in another security that may be more favorable to the Purchaser of such security include, but are not limited to, terms addressing conversion price, conversion price discounts and adjustments, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, commitment shares, warrant coverage, and warrant exercise price. If Purchaser elects to have the term become a part of the transaction documents with the Purchaser, then the Company shall immediately deliver acknowledgment of such adjustment in form and substance reasonably satisfactory to the Purchaser (the “Acknowledgment”) within three (3) business days of Company’s receipt of request from Purchaser (the “Adjustment Deadline”), provided that Company’s failure to timely provide the Acknowledgement shall not affect the automatic amendments contemplated hereby.

4.13 Rollover Rights. So long as the Note is outstanding, if the Company completes any single public offering or private placement of its equity, equity-linked or debt securities, including but not limited to a “Reg-A Offering” (each, a “Future Transaction”), the Purchaser may, in its sole discretion, elect to apply as purchase consideration for such Future Transaction: (i) all, or any portion, of the then outstanding principal amount of the Note and any accrued but unpaid interest, including any amounts that would be added to the principal outstanding in the event that any redemption right or prepayment right is exercised by either the Purchaser or the Company, and (ii) any securities of the Company then held by the Purchaser, at their fair value (the “Rollover Rights”). The Company shall give written notice to Purchaser as soon as practicable, but in no event less than fifteen (15) days before the anticipated closing date of such Future Transaction. The Purchaser may exercise its Rollover Rights by providing the Company written notice of such exercise within five Business Days before the closing of the Future Transaction. In the event Purchaser exercises its Rollover Rights, then such elected portion with respect to (i) and (ii) above, shall automatically convert into the corresponding securities issued in such Future Transaction under the terms of such Future Transaction, such that the Purchaser will receive all securities (including, without limitation, any warrants) issuable under the Future Transaction.

4.14 Piggyback Registration Rights. If the Company or any Subsidiary proposes to register any of its Common Shares (other than pursuant to a Registration on Form S-4 or S-8 or any successor form), it will give prompt written notice to the Purchaser of its intention to effect such registration (the “Incidental Registration”). Within twenty (20) business days of receiving such written notice of an Incidental Registration, the Purchaser may make a written request (the “Piggy-Back Request”) that the Company include in the proposed Incidental Registration all, or a portion, of the Underlying Securities owned by the Purchaser. As used herein, Underlying Securities shall mean the shares issuable upon Conversion of the Note, and the Reserved Amount. The Company will use its commercially reasonable efforts to include in any Incidental Registration all Underlying Securities which the Company has been requested to register pursuant to any timely Piggy-Back Request to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. In the event the Company breaches any obligation under this Section 4.14, then: (i) the outstanding principal balance due under the Note shall automatically increase by One Hundred Seventy Two Thousand, Four Hundred Forty Four Dollars ($172,444) (the “LD Amount”), effective as of the date of such breach, without any further action required by either party; and (ii) such breach shall constitute an Event of Default under the Note. The parties acknowledge and agree that the LD Amount is not an exclusive remedy and shall not limit, replace, or otherwise affect any right, remedy, or recourse available to the Purchaser under the Note or any other Transaction Document, all of which shall remain in full force and effect and may be exercised concurrently with, and in addition to, the LD Amount. For the avoidance of doubt, upon a breach of this Section 4.14, the Purchaser shall be entitled to both the increase in the outstanding balance pursuant to clause (i) above and the full exercise of all rights and remedies available under the Note and the other Transaction Documents, including without limitation all default remedies, conversion rights, and interest accrual at the default rate.

4.15 Transfer Agent Instructions. Concurrently with the execution of an agreement to engage the services of a transfer agent, Company shall issue irrevocable instructions to Company’s transfer agent to issue certificates, registered in the name of the Purchaser or its nominee, upon issuance of Underlying Securities, in such amounts as specified from time to time by the Purchaser to Company in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). In the event that Company proposes to replace its transfer agent, Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserved shares of common stock in the Reserved Amount) signed by the successor transfer agent to Company and Company. Prior to registration of the Securities under the Securities Act or the date on which the Securities may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 4.8 of this Agreement. Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section will be given by Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for Securities to be issued to the Purchaser upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement; (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Securities issued to the Purchaser upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement and (iv) it will provide any required corporate resolutions and issuance approvals to its transfer agent within one (1) business day of each conversion of the Note or issuance of the Equity Interest. If the Purchaser provides Company, at the cost of Company, with reasonable assurances that a public sale or transfer of such Securities may be made without registration under the Securities Act or that the Securities can be sold pursuant to Rule 144, Company shall permit the transfer, and, in the case of the Securities, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Purchaser. Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, Company acknowledges that the remedy at law for a breach of its obligations under this Section may be inadequate and agrees, in the event of a breach or threatened breach by Company of the provisions of this Section, that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

4.16 Further Assurances. The Purchaser agrees and covenants that at any time and from time to time it will execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require within three (3) business days of any such request in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

4.17 Exchange Act Reporting. It shall be an event of default under the Note and this Agreement if the Company fails to remain fully compliant with the SEC reporting requirements under the Exchange Act (including but not limited to becoming delinquent in its filings).

5.	Conditions to the Company’s Obligation to Sell

The obligation of the Company hereunder to issue and sell the Note to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Purchaser shall have executed this Agreement and delivered the same to the Company.

(b) The Purchaser shall have delivered the Consideration in accordance with Section 1.3 above.

(c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

6.	Conditions to The Purchaser’s Obligation to Purchase

The obligation of the Purchaser hereunder to purchase the Note, on the Closing Date, is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(a) The Company shall have executed this Agreement and delivered the same to the Purchaser.

(b) The Company shall have delivered to the Purchaser the duly executed Note in such denominations as the Purchaser shall request and in accordance with Section 1.3 above.

(c) Company shall have delivered to the Purchaser the Equity Interest.

(d) Company shall have delivered executed Transaction Documents, or such other instruments as contemplated by this Agreement.

(e) Company shall have provided to Purchaser the necessary documents to enable Purchaser to perfect its first priority security interest in all collateral as contemplated by the Security and Pledge Agreement, including but not limited to any equity interests and shares owned by the Company, contemporaneously with the date of this Agreement.

(f) The Company has provided the Purchaser with a current schedule of liabilities and the results of a current certified UCC.

(g) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of Closing Date, as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(h) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(i) No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the Exchange Act reporting status of the Company or the failure of the Company to be timely in its Exchange Act reporting obligations.

(j) Company shall have delivered to the Purchaser (i) a certificate evidencing the formation and good standing of Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date; (ii) resolutions adopted by the Company’s Board of Directors at a duly called meeting or by unanimous written consent authorizing this Agreement and all other documents, instruments and transactions contemplated hereby; and (iii) lien searches for Company dated within ten (10) days of the Closing Date and again as of the Closing Date.

(k) Company shall have delivered to the Purchaser executed subordination agreements from all other secured creditors of the Company and its Subsidiaries, in form and substance reasonably satisfactory to the Purchaser.

7.	Miscellaneous

7.1 Events of Default. The Company acknowledges and agrees that (i) any breach by the Company of any covenant, agreement, or obligation set forth in this Agreement, or (ii) any representation or warranty made by the Company in this Agreement that is false, incorrect, or misleading in any material respect when made or at any time thereafter, shall constitute an Event of Default under this Agreement and under Section 4.3 of the Note, entitling the Purchaser to exercise all rights and remedies available under the Transaction Documents and applicable law.

7.2 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3 Governing Law; Consent to Jurisdiction; Dispute Resolution. This Agreement shall be governed by and construed under the laws of the State of Delaware, without giving effect to conflicts of laws principles. Notwithstanding anything to the contrary contained herein, the parties expressly acknowledge and agree that Section 5.6 of the Note governs exclusively any dispute, claim or controversy arising out of or relating to this Agreement or any of the Transaction Documents, including without limitation arbitration, forum selection, jurisdiction, service of process, waiver of jury trial, remedies, and the availability of equitable relief, and such Section 5.6 is hereby incorporated by reference as if set forth herein in its entirety.

7.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6 Notices. Notwithstanding anything to the contrary contained herein, all notices, demands, requests, consents, approvals and other communications under this Agreement or any of the Transaction Documents shall be governed exclusively by Section 5.2 of the Note, which is hereby incorporated by reference as if set forth herein in full, including with respect to permitted methods of delivery, timing, effectiveness, addresses, and electronic service. In the event of any inconsistency, the Note shall control.

7.7 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective only upon the written consent of the Company and the Purchaser. Any provision of the Note may be amended or waived by the written consent of the Company and the Purchaser.

7.8 Expenses. The Company and the Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein; unless otherwise specified in the Agreement or the Note.

7.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under the Transaction Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

7.10 Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

7.11 Severability. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

[Signature page follows]

In Witness Whereof, the parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

NextNRG, Inc.

By:	/s/ Michael D. Farkas
Name:	Michael D. Farkas
Title:	Chief Executive Officer

PURCHASER:

Leviston Resources, LLC

By:	/s/ Roman Rogol
Name:	Roman Rogol
Title:	CFO

[Securities Purchase Agreement – Signature page]